Filed Pursuant to Rule 424(b)(5)
Registration No. 333-288523

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 11, 2025)

Up to $4,025,821

Urgent.ly Inc.

Common Stock

We have entered into a sales agreement (the “Sales Agreement”), with A.G.P./Alliance Global Partners (the “Sales Agent” or “A.G.P.”), relating to shares of our common stock, $0.001 par value per share (our “common stock”), offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $4,025,821 from time to time through the Sales Agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ULY.” On July 10, 2025, the last sale price of our common stock as reported on the Nasdaq Capital Market was $8.47 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts to sell on our behalf shares of our common stock requested to be sold by us consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of our common stock sold pursuant to the Sales Agreement will be equal to 3.6% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “Plan of Distribution” beginning on page S-19 for additional information regarding the Sales Agent’s compensation.

As of May 12, 2025, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $12.1 million, based upon 1,233,653 shares of our outstanding common stock held by non-affiliates at the per share price of $9.79, the closing sale price of our common stock on the Nasdaq Capital Market on May 12, 2025. Pursuant to General Instruction I.B.6 of Form S‑3, in no event will we sell securities in a public offering with a value exceeding more than one‑third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12‑month period so long as our public float remains below $75.0 million. We have not sold any securities in reliance on General Instruction I.B.6 of Form S‑3 during the 12 calendar months prior to and including the date of this prospectus supplement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company” as defined under Rule 12b-2 promulgated under the Exchange Act, and, as such, are subject to certain reduced public company reporting requirements. See the section titled “Prospectus Supplement Summary—Implications of being an emerging growth company and a smaller reporting company.”

Investing in our securities involves a high degree of risk. Before investing in any of our securities, you should carefully read the discussion of the risks and uncertainties of investing in our securities described in the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K and 10-Q that is incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is July 11, 2025.

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Generally, when we refer to this “prospectus,” we are referring to the prospectus supplement and the accompanying prospectus combined.

This prospectus supplement describes the terms of this offering of common stock and adds to and updates information contained in the documents incorporated by reference in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Sales Agent has not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Prospectus Supplement Summary

This summary highlights selected information that is presented in greater detail elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, which is described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q along with our consolidated financial statements and notes to those consolidated financial statements, as well as those contained in the other documents incorporated by reference and any related free writing prospectus. As used in this prospectus supplement, unless the context indicates otherwise, references to “Urgent.ly Inc.,” “we,” “our” and “us” refer, collectively, to Urgent.ly Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a leading connected mobility assistance software platform, matching vehicle owners and operators with service professionals who deliver traditional roadside assistance, proactive maintenance and repair services. The traditional experience of a vehicle breakdown is often stressful and inconvenient for stranded drivers, compounded by processes that lack transparency and lead to long wait times. We offer an innovative alternative to this traditional experience, leveraging our digitally native software platform to match supply and demand in our network and deliver exceptional mobility assistance experiences at scale.

At the time of our founding in 2013, we were an early technology innovator in the roadside assistance industry, offering a software platform to individual drivers enabling a digitized alternative for obtaining roadside assistance on a direct-to-consumer basis. However, we quickly discovered a significant opportunity to work with enterprise customers and offer bundled services to their fleet and retail consumers. We have since focused on developing the business-to-business and business-to-business-to-consumer mobility assistance markets.

Corporate Information

Incorporated in 2013, we have devoted substantial capital resources to development, and we have incurred losses since inception.

Our headquarters and principal executive offices are located at 8609 Westwood Center Drive, Suite 810, Vienna, VA 22182, telephone (571) 350-3600. Our website address is: www.geturgently.com. The contents of our website are not deemed to be incorporated by reference into this prospectus supplement.

Implications Of Being An Emerging Growth Company And A Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
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an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;
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exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and
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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2028, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens.

We have taken advantage of certain reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein or incorporated herein by reference may be different than the information you might obtain from other public companies.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

The Offering

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $4,025,821.
Common Stock Outstanding After this Offering

Up to 1,720,133 shares, assuming the sale of 475,303 shares of our common stock in this offering at an offering price of $8.47 per share, which was the closing price of our common stock on the Nasdaq Capital Market on July 10, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” as defined in Rule 415(a) under the Securities Act, that may be made from time to time through the Sales Agent. See the section titled “Plan of Distribution” on page S-19.
Use of Proceeds

We currently anticipate that we will use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-12.

Risk Factors

Investing in our common stock involves significant risks. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Symbol	“ULY”

Unless otherwise noted, the number of shares of our common stock outstanding is based on 1,244,830 shares of our common stock outstanding as of March 31, 2025, and excludes:

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2,380 shares of our common stock issuable upon the exercise of outstanding options as of March 31, 2025, with a weighted-average exercise price of $1,192.12 per share;
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157,492 shares of our common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of March 31, 2025 under our 2023 Equity Incentive Plan (the “2023 Plan”);
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87,300 shares of our common stock issuable upon the vesting of outstanding RSUs granted after March 31, 2025 under the 2023 Plan;
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47 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock, with an exercise price of $1,069.20 per share;
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112,038 shares of common stock issued to certain investors in a private placement after March 31, 2025;
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78,281 shares of our common stock reserved for future issuance under the 2023 Plan as of March 31, 2025, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the 2023 Plan; and

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18,442 shares of our common stock reserved for future issuance under our 2023 Employee Stock Purchase Plan (the “ESPP”), as of March 31, 2025, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the ESPP.

Unless otherwise noted, the information in this prospectus supplement assumes no exercise of outstanding options or vesting of RSUs subsequent to March 31, 2025 and no exercise of outstanding warrants to purchase common stock.

Risk Factors

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Please also read carefully the sections below titled “Forward-Looking Statements” and “Incorporation by Reference.”

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $4,025,821 at an assumed offering price of $8.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 10, 2025 and after deducting estimated offering commissions and expenses payable by us, the net tangible book value of our common stock as of March 31, 2025 would have been approximately $(36,509,109), or $(21.22) per share of common stock. This represents an immediate increase in the net tangible book value of approximately $10.98 per share to our existing stockholders and an immediate and substantial dilution in as-adjusted net tangible book value of approximately $29.69 per share to new investors who purchase our common stock in the offering. The exercise of outstanding stock options and warrants, and the vesting of outstanding RSUs, would result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in future transactions may be higher or lower than the price per share in this offering.

The actual number of shares we will issue under the Sales Agreement in this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the offering under this prospectus supplement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the shares of common stock during the sales period, limits we set with the Sales Agent in any applicable placement notice and the demand for shares of our common stock. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds to be raised in connection with those sales.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

We maintain a shelf registration statement on Form S-3, of which this prospectus supplement forms a part, pursuant to which we may, from time to time, sell up to an aggregate of $25.0 million of our common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts, or units, subject to the limitations of General Instruction I.B.6 of Form S-3 so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. We have also filed registration statements with the SEC to register the resale of shares of our common stock by certain stockholders who have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We have also filed registration statements with the SEC to register shares reserved for future issuance under our equity compensation plans. Registration of these shares under the Securities Act results in the shares becoming freely tradable in the public market, subject to the restrictions of Rule 144 in the case of our affiliates.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock. Sales of shares of our common stock pursuant to the exercise of registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our common stock to fall and make it more difficult for you to sell shares of our common stock at a time and price that you deem appropriate.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.

Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference herein and therein, contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements appear in this prospectus supplement and the accompanying prospectus and any free writing prospectus, including the documents incorporated or deemed to be incorporated by reference herein and therein, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus, include, but are not limited to, statements about:

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our ability to acquire and retain new enterprise customers (our “Customer Partners”), and to do so in a cost-effective manner;
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our competitive position in the mobility assistance industry and our ability to maintain and grow our market position against current and future competitors;
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technological advances in, and the impact of artificial intelligence on, the mobility assistance industry;
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our history of losses and expectations regarding operating losses for the foreseeable future;
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our need for additional capital, and the availability of such additional capital on acceptable terms or at all;
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our substantial dependence on a limited number of Customer Partners;
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our failure or the failure of our third-party service providers to protect our website, networks and systems against cybersecurity incidents, or otherwise to protect our confidential information or that of the vehicle owners and operators who are the end users of our platform (our “Consumers”), Customer Partners and the mobile repair, towing and maintenance service professionals participating on our platform (our “Service Providers”);
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our reliance on Amazon Web Services to deliver our platform to Consumers;
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Customer Partners’ willingness to renew their service contracts with us;
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Customer Partners’ willingness to expand their use of our platform beyond their current roadside solutions;
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optimizing and operating our network of Service Providers;
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our ability to continue as a going concern;
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our ability to develop and maintain an effective system of internal controls and procedures and accurately report our financial results in a timely manner;
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the sustainability of our growth rates and future growth;

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our ability to address the service requirements of current and future Consumers;
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our expansion into new roadside assistance solutions, Customer Partners and Service Providers, technologies and geographic regions;
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expectations regarding our future prospects in light of our limited operating history and evolving business model;
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the length and variability of our sales cycle with regard to Customer Partners;
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our expectations regarding our pricing model for our platform’s offerings;
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our ability or the ability of Service Providers to meet labor needs;
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adverse economic conditions or reduced automotive usage;
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our ability to hire and retain highly skilled and key personnel;
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our ability to accurately forecast demand for mobility assistance services and appropriately plan our expenses in the future;
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expectations regarding the impact of weather events, natural disasters and other events beyond our control, including Hamas’ attack against Israel and the ensuing war, on our business;
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our ability to comply with the terms of our existing debt obligations and any new debt obligations;
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our history of defaulting on certain financial, reporting and other covenants under our outstanding loan agreements and our ability to obtain compliance waivers with respect to such covenant defaults in the future;
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our reliance on unpatented proprietary technology, trade secrets, processes and know-how;
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our ability to protect our intellectual property rights;
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our ability to comply with laws and regulations relating to privacy, data protection, cybersecurity, advertising, and consumer protection;
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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
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our ability to maintain the listing of our common stock on the Nasdaq Stock Market LLC (“Nasdaq”); and
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our anticipated use of proceeds from this offering, if any.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects. These forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus, and the documents incorporated or deemed to be incorporated by reference herein and therein, speak only as of the applicable date of such document and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, and any free writing prospectus, and in the documents incorporated or deemed to be incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained this prospectus supplement, the accompanying prospectus, and any free writing prospectus, and the documents incorporated or deemed incorporated by reference herein or therein, whether as a result of any new information, future events or otherwise.

In addition, statements in this prospectus supplement and accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference herein and therein, that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Such statements are based upon information available to us as of the date of the document containing such statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

This prospectus supplement and accompanying prospectus, and any free writing prospectus, including the documents incorporated or deemed to be incorporated by reference herein and therein, may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus supplement and the accompanying prospectus, and any free writing prospectus, including the documents incorporated or deemed to be incorporated by reference herein and therein, actual results may differ from the projections.

You should read this prospectus supplement, the accompanying prospectus, and any free writing prospectus, including the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Use Of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $4,025,821 from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities for working capital and other general corporate purposes. While we have no current agreements, commitments or understandings for any specific acquisitions of or investments in businesses, products and technologies as of the date of this prospectus supplement, we may use a portion of the net proceeds for these purposes.

Pending the specific use of net proceeds as described in this prospectus supplement, we intend to invest any net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dilution

Our net tangible book value as of March 31, 2025 was approximately $(40,084,000), or $(32.20) per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of March 31, 2025.

After giving effect to the sale of up to $4,025,821 of shares of our common stock in this offering at an assumed public offering price of $8.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 10, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $(36,509,109), or $(21.22) per share. This represents an immediate increase in as adjusted net tangible book value of approximately $10.98 per share to existing stockholders and immediate dilution of approximately $29.69 per share to investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $4,025,821 is sold at the assumed public offering price of $8.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 10, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$8.47
Net tangible book value per share of as March 31, 2025	$(32.20)
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$10.98
As adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering		$(21.22)
Dilution per share to new investors purchasing shares in this offering		$(29.69)

An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $8.47 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4,025,821 during the term of the Sales Agreement is sold at that price, would increase our as adjusted net tangible book value per share to approximately $(21.86) per share and would increase the dilution in net tangible book value per share to new investors in this offering to approximately $31.33 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $8.47 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4,025,821 during the term of the Sales Agreement is sold at that price, would result in an as adjusted net tangible book value per share of approximately $(20.47) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to approximately $27.94 per share, after deducting commissions and estimated offering expenses payable by us. This information discussed above is supplied for illustrative purposes only and will adjust based on the actual public offering price, and the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The above discussion and foregoing table and calculations are based on 1,244,830 shares of our common stock outstanding as of March 31, 2025, and excludes:

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2,380 shares of our common stock issuable upon the exercise of outstanding options as of March 31, 2025, with a weighted-average exercise price of $1,192.12 per share;
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157,492 shares of our common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of March 31, 2025 under the 2023 Plan;
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87,300 shares of our common stock issuable upon the vesting of outstanding RSUs granted after March 31, 2025 under the 2023 Plan;

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47 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock, with an exercise price of $1,069.20 per share;
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112,038 shares of common stock issued to certain investors in a private placement after March 31, 2025;
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78,281 shares of our common stock reserved for future issuance under the 2023 Plan as of March 31, 2025, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the 2023 Plan; and
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18,442 shares of our common stock reserved for future issuance under the ESPP, as of March 31, 2025, as well as any automatic increases in the number of shares of our common stock reserved for issuance under the ESPP.

Unless otherwise noted, the information in this prospectus supplement assumes no exercise of outstanding options or vesting of RSUs subsequent to March 31, 2025 and no exercise of outstanding warrants to purchase common stock.

Material U.S. Federal Income Tax Considerations For Non-U.S. Holders Of Our Common Stock

The following is a summary of material U.S. federal income tax considerations of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below) but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or the effect, if any, of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

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banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;
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persons subject to the alternative minimum tax;
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tax-exempt or governmental organizations;
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pension plans and tax-qualified retirement plans;
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controlled foreign corporations, passive foreign investment companies, foreign controlled foreign corporations, and corporations that accumulate earnings to avoid U.S. federal income tax;
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entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements);
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brokers or dealers in securities or currencies;
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traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;
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persons who own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
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certain former citizens or long-term residents of the United States;
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persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;
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persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;
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persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment);
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persons deemed to sell shares of our common stock under the constructive sale provisions of the Code; and

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code.

In addition, if a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. A partner in a partnership that will hold our common stock should consult his, her or its own tax advisor regarding the tax considerations of the ownership and disposition of our common stock through a partnership.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations of the ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable income tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a partnership nor:

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an individual who is a citizen or resident of the United States;
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a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons (as defined by the Code) who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions On Our Common Stock

We have never declared or paid cash distributions on our common stock, and we do not anticipate paying any distributions on our common stock following the completion of this offering. However, if we do make cash distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Gain on Disposition of Common Stock.”

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us or the applicable paying agent with an IRS Form W-8BEN or Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA. In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including the application of any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

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the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);
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you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
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our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than five percent of our regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under U.S. federal income tax rates applicable to U.S. persons, and if you are a corporate non-U.S. holder described in the first bullet above, you also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends, on or of proceeds from the disposition of, our common stock made to you may be subject to backup withholding at the applicable statutory rate unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or Form W-8BEN-E or another appropriate version of IRS Form W-8, as applicable. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is timely furnished to the IRS in a timely manner.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Subject to the following paragraph, the Foreign Account Tax Compliance Act and the Treasury Regulations and other official IRS guidance issued thereunder, or collectively, FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of, our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from the U.S. nonresident withholding tax described above and backup withholding, including under the exemptions described above. Under certain circumstances, you might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and your country of residence may modify the requirements described in this section. You should consult with your own tax advisors regarding the application of FATCA to your ownership and disposition of our common stock.

The U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our common stock (but not on payments of dividends). The preamble of such proposed regulations states that they may be relied upon by taxpayers until final regulations are issued or until such proposed regulations are rescinded.

The preceding discussion of material U.S. federal income tax considerations is for general informational purposes only. It is not tax advice to investors in their particular circumstances. You should consult your own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax considerations of owning and disposing of our common stock, including the consequences of any proposed change in applicable laws.

Plan Of Distribution

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $4,025,821 to or through A.G.P., acting as our sales agent. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file an additional prospectus supplement to provide information about any such methods of distribution as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of our common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of our common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means as we and A.G.P. may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of our common stock we sell through this prospectus supplement and the accompanying prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of our common stock sold through A.G.P. under the Sales Agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of our common stock under the Sales Agreement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.6% of the gross proceeds from the sale of our common stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and up to an additional $2,500 per quarter (and in no event more than $12,500 per fiscal year) for maintenance. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $2,500 for each program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the common shares and/or an amendment to the Sales Agreement).

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $130,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sale of our common stock, will equal our net proceeds for such sale.

Regulation M

In connection with the sale of our common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act or the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ULY.”

Other Relationships

In the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

The Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

Legal Matters

The validity of the issuance of our common stock offered by this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, New York. A.G.P./Alliance Global Partners is being represented in connection with this offering by Thompson Hine LLP.

Experts

The consolidated financial statements of Urgent.ly Inc. for the years ended December 31, 2024 and 2023 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Urgent.ly Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Urgent.ly Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.geturgently.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation By Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 17, 2025;
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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

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our Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 27, 2025, January 31, 2025, February 14, 2025, February 26, 2025, March 13, 2025, March 24, 2025, and May 27, 2025; and
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the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on October 18, 2023, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Urgent.ly Inc.
8609 Westwood Center Drive, Suite 810
Vienna, VA 22182
Attn: Investor Relations
(571) 350-3600

Prospectus

Urgent.ly Inc.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $25,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ULY.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. As of July 2, 2025, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $8,635,571 million, based upon 1,233,653 shares of our outstanding common stock held by non-affiliates at the per share price of $7.00, the closing sale price of our common stock on the Nasdaq Capital Market on July 1, 2025. Pursuant to General Instruction I.B.6 of Form S‑3, in no event will we sell securities in a public offering with a value exceeding more than one‑third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12‑month period so long as our public float remains below $75.0 million. We have not sold any securities in reliance on General Instruction I.B.6 of Form S‑3 during the 12 calendar months prior to and including the date of this prospectus.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves risks. Please carefully read the information in the section titled “Risk Factors” beginning on page 6 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2025.

TABLE OF CONTENTS

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $25,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain certain specific information about the terms of the offering. The prospectus supplement or post-effective amendment to the registration statement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Urgent.ly Inc.,” “we,” “our” and “us” refer, collectively, to Urgent.ly Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a leading connected mobility assistance software platform, matching vehicle owners and operators with service professionals who deliver traditional roadside assistance, proactive maintenance and repair services. The traditional experience of a vehicle breakdown is often stressful and inconvenient for stranded drivers, compounded by processes that lack transparency and lead to long wait times. We offer an innovative alternative to this traditional experience, leveraging our digitally native software platform to match supply and demand in our network and deliver exceptional mobility assistance experiences at scale.

At the time of our founding in 2013, we were an early technology innovator in the roadside assistance industry, offering a software platform to individual drivers enabling a digitized alternative for obtaining roadside assistance on a direct-to-consumer basis. However, we quickly discovered a significant opportunity to work with enterprise customers and offer bundled services to their fleet and retail consumers. We have since focused on developing the business-to-business and business-to-business-to-consumer mobility assistance markets.

Corporate Information

Incorporated in 2013, we have devoted substantial capital resources to development and we have incurred losses since inception.

Our headquarters and principal executive offices are located at 8609 Westwood Center Drive, Suite 810, Vienna, VA 22182, telephone (571) 350-3600. Our website address is: www.geturgently.com. The contents of our website are not deemed to be incorporated by reference into this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
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an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
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reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;
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exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and
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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2028, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein or incorporated herein by reference may be different than the information you might obtain from other public companies.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of the offering is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million measured on the last business day of the second fiscal quarter of the preceding fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $25,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue shares of authorized but unissued preferred stock in one or more series, and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of the shares of each series and, in each case without further vote or action by our stockholders. The powers, rights and preferences and privileges could include dividend rights, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price(s) and liquidation preferences and the number of shares to be included in each series of the designation of such series of preferred stock. Preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Depositary Shares

We may offer depositary shares evidenced by depositary receipts, with each depositary share representing a fractional interest in a share of a particular series of preferred stock issued and deposited with a depositary to be designated by us. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, any subordinated debt. We may offer debt securities that are convertible into shares of our common stock or other securities.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Risk Factors

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and under “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Please also carefully read the sections titled “Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation by Reference.”

Forward‑Looking Statements

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements appear in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus, any applicable prospectus supplement or free writing prospectus include, but are not limited to, statements about:

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our ability to acquire and retain new enterprise customers (our “Customer Partners”), and to do so in a cost-effective manner;
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our competitive position in the mobility assistance industry and our ability to maintain and grow our market position against current and future competitors;
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technological advances in, and the impact of artificial intelligence on, the mobility assistance industry;
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our history of losses and expectations regarding operating losses for the foreseeable future;
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our need for additional capital, and the availability of such additional capital on acceptable terms or at all;
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our substantial dependence on a limited number of Customer Partners;
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our failure or the failure of our third-party service providers to protect our website, networks and systems against cybersecurity incidents, or otherwise to protect our confidential information or that of the vehicle owners and operators who are the end users of our platform (our “Consumers”), Customer Partners and the mobile repair, towing and maintenance service professionals participating on our platform (our “Service Providers”);
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our reliance on Amazon Web Services to deliver our platform to Consumers;
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Customer Partners’ willingness to renew their service contracts with us;
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Customer Partners’ willingness to expand their use of our platform beyond their current roadside solutions;
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optimizing and operating our network of Service Providers;
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our ability to continue as a going concern;
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our ability to develop and maintain an effective system of internal controls and procedures and accurately report our financial results in a timely manner;
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the sustainability of our growth rates and future growth;
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our ability to address the service requirements of current and future Consumers;
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our expansion into new roadside assistance solutions, Customer Partners and Service Providers, technologies and geographic regions;
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expectations regarding our future prospects in light of our limited operating history and evolving business model;
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the length and variability of our sales cycle with regard to Customer Partners;

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our expectations regarding our pricing model for our platform’s offerings;
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our ability or the ability of Service Providers to meet labor needs;
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adverse economic conditions or reduced automotive usage;
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our ability to hire and retain highly skilled and key personnel;
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our ability to accurately forecast demand for mobility assistance services and appropriately plan our expenses in the future;
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expectations regarding the impact of weather events, natural disasters and other events beyond our control, including Hamas’ attack against Israel and the ensuing war, on our business;
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our ability to comply with the terms of our existing debt obligations and any new debt obligations;
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our history of defaulting on certain financial, reporting and other covenants under our outstanding loan agreements and our ability to obtain compliance waivers with respect to such covenant defaults in the future;
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our reliance on unpatented proprietary technology, trade secrets, processes and know-how;
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our ability to protect our intellectual property rights;
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our ability to comply with laws and regulations relating to privacy, data protection, cybersecurity, advertising, and consumer protection;
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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act; and
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our ability to maintain the listing of our common stock on the Nasdaq Stock Market LLC.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects. These forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated herein and therein by reference, speak only as of the applicable date of such document and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated herein and therein by reference. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events.. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference supplement or free writing prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Such statements are based upon information available to us as of the date of this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated herein and or therein by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

This prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated herein or therein by reference may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated herein or therein by reference, actual results may differ from the projections.

You should read this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated herein or therein by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from the offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of the offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of the offering. Pending these uses, we may invest the net proceeds of the offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Description of Capital Stock

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures, if applicable, and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:

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the title and ranking of the debt securities (including the terms of any subordination provisions);
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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, which may be sold at a discount below their stated principal amount;
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any limit upon the aggregate principal amount of the debt securities;
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the date or dates on which the principal of the securities of the series is payable;
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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
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the right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
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the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;
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any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;
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the provisions relating to conversion or exchange of any debt securities of the series into common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
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the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;
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the form of the debt securities and whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
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the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
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any provisions relating to any security provided for the debt securities;
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any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
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if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;
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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the section titled “—Global Debt Securities and Book-Entry System,” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

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we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
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immediately after giving effect to the transaction, no Default or Event of Default (as defined below), shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
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default in the payment of principal of any security of that series at its maturity;
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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

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to cure any ambiguity, defect or inconsistency;
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to comply with covenants in the indenture described in the section titled “—Consolidation, Merger and Sale of Assets”;
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to provide for uncertificated securities in addition to or in place of certificated securities;
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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;
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to add covenants or events of default for the benefit of the holders of debt securities of any series;
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to comply with the applicable procedures of the applicable depositary;
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to make any change that does not adversely affect the rights of any holder of debt securities;
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to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;
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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
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reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
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reduce the principal amount of discount securities payable upon acceleration of maturity;
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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described in the section titled “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•
such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
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no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•
delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Description of Depositary Shares

General

We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

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all outstanding depositary shares have been redeemed; or
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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Description of Warrants

We may offer warrants to purchase common stock, preferred stock, debt securities or depositary shares, or any combination of those securities in the form of units. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, debt securities or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
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whether the warrants are to be sold separately or with other securities as parts of units;
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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
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any applicable material U.S. federal income tax consequences;
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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
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the designation and terms of any equity securities purchasable upon exercise of the warrants;
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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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information with respect to book-entry procedures, if any;
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the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

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any redemption or call provisions; and
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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Description of Subscription Rights

We may offer subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

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the price, if any, for the subscription rights;
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the exercise price payable for common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
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the number of subscription rights to be issued to each stockholder;
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the number and terms of common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
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the extent to which the subscription rights are transferable;
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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

Description of Purchase Contracts

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

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the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
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whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
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any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
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any provisions relating to any security provided for the purchase contracts;
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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
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whether the purchase contracts are to be prepaid or not;
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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
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a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
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whether the purchase contracts will be issued in fully registered or global form; and
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any other terms of the purchase contracts and any securities subject to such purchase contracts.

Description of Units

We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”

The applicable prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
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whether the units will be issued in fully registered or global form.

Plan of Distribution

We may sell securities:

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through underwriters;
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through dealers;
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through agents;
•
directly to purchasers; or
•
through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the applicable prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

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at a fixed price or prices that may be changed from time to time;
•
at market prices prevailing at the time of sale;
•
at prices related to such prevailing market prices; or
•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The applicable prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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the name of the agent or any underwriters;
•
the public offering or purchase price;
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any discounts and commissions to be allowed or paid to the agent or underwriters;
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all other items constituting underwriting compensation;
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any discounts and commissions to be allowed or paid to dealers; and
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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the applicable prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Francisco, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Urgent.ly Inc. for the years ended December 31, 2024 and 2023 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Urgent.ly Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Urgent.ly Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.geturgently.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 17, 2025;
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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

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our Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 27, 2025, January 31, 2025, February 14, 2025, February 26, 2025, March 13, 2025, March 24, 2025, and May 27, 2025; and
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the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on October 18, 2023, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, filed with the SEC on March 14, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Urgent.ly Inc.

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Attn: Investor Relations

(571) 350-3600

Up to $4,025,821

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

July 11, 2025